Exhibit 99.1

Vistra – Press Release

Nov. 7, 2024, Page 1

Vistra Reports Third Quarter 2024 Results,

Raises and Narrows 2024 Guidance,

and Initiates 2025 Guidance

Earnings Release Highlights

•	GAAP third quarter 2024 Net Income of $1,837 million and Cash Flow from Operations of $1,702 million.

•	Net Income from Ongoing Operations[1] of $1,855 million and Ongoing Operations Adjusted EBITDA[1] of $1,444 million.

•

Raised and narrowed 2024 Ongoing Operations Adjusted EBITDA[1] and Ongoing Operations Adjusted FCFbG[1] guidance ranges to $5.0 billion – $5.2 billion and to $2.65 billion – $2.85 billion, respectively, excluding any potential benefit from the nuclear production tax credit (PTC).

•	Initiated 2025 Ongoing Operations Adjusted EBITDA[1] and Ongoing Operations Adjusted FCFbG[1] guidance ranges of $5.5 billion – $6.1 billion and $3.0 billion – $3.6 billion, respectively.

•	Board authorized an additional $1.0 billion of share repurchases, which is expected to be utilized by year-end 2026.

IRVING, Texas — Nov. 7, 2024 — Vistra Corp. (NYSE: VST) today reported its third quarter 2024 financial results and other highlights.

“I’m proud of another strong quarter of execution and performance by the Vistra team,” said Jim Burke, president and chief executive officer of Vistra. “Our integrated model, which combines retail and generation with a strong commercial acumen, continues to deliver results for our many stakeholders. This is not only evident in the strength of our third quarter results, which were achieved despite milder Texas weather compared to 2023, but also in our improved outlook for both 2024 and 2025.”

Burke continued, “We were pleased this quarter to announce the pending acquisition of the 15% minority interest in Vistra Vision for a net present value cash purchase price of approximately $3.1 billion2, which will increase our shareholders’ ownership of our zero-carbon nuclear, energy storage, and solar generation assets, as well as our high-performing retail business. This transaction allows us to simplify our overall structure at an attractive valuation, significantly exceeding our mid-teens levered returns threshold, all while continuing to execute on our capital allocation priorities and invest in our core markets. I am proud of our team’s work, and I look forward to the deal closing at the end of this year.”

Burke concluded, “We continue to see opportunities for both growth and capital return, in line with our four key strategic priorities. We are making progress on our plans to develop up to 2,000 MW of gas-fueled generation capacity as we evaluate the implementation of market reforms and the trajectory of forward prices. Our capital return program continues to deliver value, having returned over $5.4 billion since the program was originally announced in November 2021. We look forward to delivering on our 2024 goals and beginning to execute on our 2025 priorities.”

Vistra – Press Release

Nov. 7, 2024, Page 2

Summary of Financial Results for the Three and Nine Months Ended September 30, 2024 and 2023

(Unaudited) (Millions of Dollars)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net income	$1,837	$502	$2,322	$1,676
Ongoing operations net income	$1,855	$519	$2,386	$1,653
Ongoing operations Adjusted EBITDA	$1,444	$1,613	$3,671	$3,174
Adjusted EBITDA by Segment
Retail	$102	$173	$863	$642
Texas	$722	$950	$1,369	$1,540
East	$464	$315	$988	$526
West	$76	$87	$194	$196
Sunset	$105	$102	$318	$305
Corporate and Other	$(25)	$(14)	$(61)	$(35)
Asset Closure	$(17)	$(24)	$(66)	$(6)

For the quarter ended September 30, 2024, Vistra reported Net Income of $1,837 million, Net Income from Ongoing Operations1 of $1,855 million, and Ongoing Operations Adjusted EBITDA1 of $1,444 million. Net Income for the third quarter 2024 increased $1,335 million from the third quarter 2023, driven primarily by unrealized mark-to-market gains on derivative positions and the addition of Energy Harbor. Ongoing Operations Adjusted EBITDA for the third quarter 2024 decreased by $169 million compared to the third quarter 2023, driven primarily by lower margins in Texas due to less summer scarcity pricing and higher retail supply costs (relative to third quarter 2023), partially offset by the inclusion of results from the acquisition of Energy Harbor.

Guidance

($ in millions)	Increased and Narrowed 2024 Guidance Ranges	Initiated 2025 Guidance Ranges
Ongoing Operations Adjusted EBITDA	$5,000 - $5,200	$5,500 - $6,100
Ongoing Operations Adjusted FCFbG	$2,650 - $2,850	$3,000 - $3,600

As of September 30, 2024, Vistra has hedged approximately 100% of its expected generation volumes for the balance of 2024, approximately 96% for 2025, and approximately 64% for 2026. Vistra’s comprehensive hedging program, as well as recent forward price curves, support both the company’s updated 2024 guidance ranges and the initiated 2025 guidance ranges. We are reiterating our estimate for the potential midpoint opportunity for Ongoing Operations Adjusted EBITDA3 for 2026 to be more than $6,000 million. Our Ongoing Operations Adjusted EBITDA guidance for 2024 and 2025, and Ongoing Operations Adjusted EBITDA midpoint opportunity for 2026, exclude any potential contribution or benefit from the nuclear PTC.4

Vistra – Press Release

Nov. 7, 2024, Page 3

Share Repurchase Program

As of November 4, 2024:

•	Vistra executed ~$4.58 billion in share repurchases since November 2021.

•	Vistra had ~340 million shares outstanding, representing a ~30% reduction of the amount of the shares outstanding on November 2, 2021.

•

Vistra’s Board of Directors authorized an additional $1.0 billion of share repurchases. As of November 4, 2024, ~$2.2 billion of the share repurchase authorization remains available, which we expect to complete by year end 2026.

Clean Energy Investments

Vistra continues to grow its fleet of zero-carbon resources, advancing these interests through cost-effective, strategic investments. During the third quarter, the company advanced its efforts in solar, energy storage, and nuclear by:

•

Securing two power purchase agreements at new solar facilities, together totaling over 600 MW, with two of the world’s leading tech companies – one for 200 MW with Amazon in Texas and one for 405 MW with Microsoft in Illinois.

•

Growing its ownership interest in nuclear by entering into an agreement to acquire the entire 15% minority interest in its Vistra Vision subsidiary, which will make Vistra the sole owner of its highly valuable, carbon-free assets. This acquisition will increase our nuclear ownership by ~970 MW and our solar and energy storage ownership by ~200 MW.

•

Announcing that the Nuclear Regulatory Commission (NRC) approved its request to extend Comanche Peak’s operating licenses through 2050 for Unit 1 and 2053 for Unit 2, an additional 20 years beyond the original licenses. Additionally, Perry Nuclear Power Plant’s application for a 20-year license renewal through 2046 is under review with the NRC and advancing as expected.

Liquidity

As of September 30, 2024, Vistra had total available liquidity of approximately $3,995 million, including cash and cash equivalents of $905 million, $2,457 million of availability under its corporate revolving credit facility, and $633 million of availability under its commodity-linked revolving credit facility. Available capacity under the commodity-linked revolving credit facility reflects the borrowing base of $633 million and excludes $942 million of commitments under the commodity-linked revolving credit facility that were not available to be drawn as of September 30, 2024. The revolving credit facility was amended in October 2024 which, among other things, increased the revolving credit commitments by $265 million to $3.440 billion and extended the maturity date to October 11, 2029. The commodity-linked facility was amended in October 2024, increasing the aggregate commitments by $175 million to $1.75 billion and extending the term to October 2025.

Vistra – Press Release

Nov. 7, 2024, Page 4

Earnings Webcast

Vistra will host a webcast today, November 7, 2024, beginning at 10 a.m. ET (9 a.m. CT) to discuss these results and related matters. The live webcast and the accompanying slides that will be discussed on the call can be accessed via Vistra’s website at www.vistracorp.com under “Investor Relations” and then “Events & Presentations.” Participants can also listen by phone by registering here prior to the start time of the call to receive a conference call dial-in number. A replay of the webcast will be available on Vistra’s website for one year following the live event.

About Vistra

Vistra (NYSE: VST) is a leading, Fortune 500 integrated retail electricity and power generation company that provides essential resources to customers, businesses, and communities from California to Maine. Based in Irving, Texas, Vistra is a leader in the energy transformation with an unyielding focus on reliability, affordability, and sustainability. The company safely operates a reliable, efficient, power generation fleet of natural gas, nuclear, coal, solar, and battery energy storage facilities while taking an innovative, customer-centric approach to its retail business. Learn more at https://www.vistracorp.com.

Media

Meranda Cohn

214-875-8004

Media.Relations@vistracorp.com

Analysts

Eric Micek

214-812-0046

Investor@vistracorp.com

1

Ongoing Operations excludes the Asset Closure segment. Net Income (Loss) from Ongoing Operations, Ongoing Operations Adjusted EBITDA, and Ongoing Operations Adjusted Free Cash Flow before Growth are non-GAAP financial measures. Any reference to “Ongoing Operations Adjusted FCFbG” is a reference to Ongoing Operations Adjusted Free Cash Flow before Growth. See the “Non-GAAP Reconciliation” tables for further detail. Total segment information may not tie due to rounding.

2	Calculated as of December 31, 2024, using a 6% discount rate.

3

Midpoint opportunities are not intended to be guidance and represent only our estimate of potential opportunities for Ongoing Operations Adjusted EBITDA in 2026 based on market curves as of November 4, 2024. Actual results could vary and are subject to a number of risks, uncertainties and factors, including power price market movements and our hedging strategy. We have not provided a quantitative reconciliation of Ongoing Operations Adjusted EBITDA opportunities for 2026 to GAAP net income (loss) because we cannot, without unreasonable effort, calculate certain reconciling items with confidence due to the variability, complexity, and limited visibility of the adjusting items that would be excluded from Ongoing Operations Adjusted EBITDA in such out year periods.

4

Assuming an interpretation of the definition of “gross receipts” which excludes hedges pending U.S. Treasury and Internal Revenue Service guidance, as of Nov. 4, 2024, the PTC could contribute ~$500 million to 2024 Adj. EBITDA, and should provide downside Ongoing Operations Adjusted EBITDA support in 2025.

Vistra – Press Release

Nov. 7, 2024, Page 5

About Non-GAAP Financial Measures and Items Affecting Comparability

“Adjusted EBITDA” (EBITDA as adjusted for unrealized gains or losses from hedging activities, tax receivable agreement impacts, reorganization items, and certain other items described from time to time in Vistra’s earnings releases), “Adjusted Free Cash Flow before Growth” (or “Adjusted FCFbG”) (cash from operating activities excluding changes in margin deposits and working capital and adjusted for capital expenditures (including capital expenditures for growth investments), other net investment activities, and other items described from time to time in Vistra’s earnings releases), “Ongoing Operations Adjusted EBITDA” (adjusted EBITDA less adjusted EBITDA from Asset Closure segment), “Net Income (Loss) from Ongoing Operations” (net income less net income from Asset Closure segment), and “Ongoing Operations Adjusted Free Cash Flow before Growth” or “Ongoing Operations Adjusted FCFbG” (adjusted free cash flow before growth less cash flow from operating activities from Asset Closure segment before growth) are “non-GAAP financial measures.” A non-GAAP financial measure is a numerical measure of financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in Vistra’s consolidated statements of operations, comprehensive income, changes in stockholders’ equity and cash flows. Non-GAAP financial measures should not be considered in isolation or as a substitute for the most directly comparable GAAP measures. Vistra’s non-GAAP financial measures may be different from non-GAAP financial measures used by other companies.

Vistra uses Adjusted EBITDA as a measure of performance and believes that analysis of its business by external users is enhanced by visibility to both Net Income prepared in accordance with GAAP and Adjusted EBITDA. Vistra uses Adjusted Free Cash Flow before Growth as a measure of liquidity, and believes that analysis of capital available to allocate for debt service, growth, and return of capital to stockholders is supported by disclosure of both cash provided by (used in) operating activities prepared in accordance with GAAP as well as Adjusted Free Cash Flow before Growth. Vistra uses Ongoing Operations Adjusted EBITDA as a measure of performance and Ongoing Operations Adjusted Free Cash Flow before Growth as a measure of liquidity, and Vistra’s management and board of directors have found it informative to view the Asset Closure segment as separate and distinct from Vistra’s ongoing operations. Vistra uses Net Income (Loss) from Ongoing Operations as a non-GAAP measure that is most comparable to the GAAP measure Net Income in order to illustrate the company’s Net Income excluding the effects of the Asset Closure segment, as well as a measure to compare to Ongoing Operations Adjusted EBITDA. The schedules attached to this earnings release reconcile the non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with U.S. GAAP.

Cautionary Note Regarding Forward-Looking Statements

The information presented herein includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are based on current expectations, estimates and projections about the industry and markets in which Vistra Corp. (“Vistra”) operates and beliefs of and assumptions made by Vistra’s management, involve risks and uncertainties, which are difficult to predict and are not guarantees of future performance, that could significantly affect the financial results of Vistra. All statements, other than statements of historical facts, that are presented herein, or in response to questions or otherwise, that address activities, events or developments that may occur in the future, including such matters as activities related to our financial or operational projections including potential nuclear PTCs, financial condition and cash flows, projected synergy, value lever and net debt targets, capital allocation, capital expenditures, liquidity, projected Adjusted EBITDA to free cash flow conversion rate, dividend policy, business strategy, competitive strengths, goals, future acquisitions or dispositions, development or operation of power generation assets, market and industry developments and the growth of our businesses and operations, including potential large load center opportunities (often, but not always, through the use of words or phrases, or the negative variations of those words or other comparable words of a future or forward-looking nature, including, but not limited to: “intends,” “plans,” “will likely,” “unlikely,” “believe,” “confident”, “expect,” “seek,” “anticipate,” “estimate,” “continue,” “will,” “shall,” “should,” “could,” “may,” “might,” “predict,” “project,” “forecast,” “target,” “potential,” “goal,” “objective,” “guidance” and “outlook”), are forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements. Although Vistra believes that in making any such forward-looking statement, Vistra’s expectations are based on reasonable assumptions, any such forward-looking statement involves uncertainties and risks that could cause results to differ materially from those projected in or implied by any such forward-looking statement, including, but not limited to: (i) adverse changes in general economic or market conditions (including changes in interest rates) or changes in political conditions or federal or state laws and regulations; (ii) the ability of Vistra to execute upon its contemplated strategic, capital allocation, performance, and cost-saving initiatives and to successfully integrate acquired businesses, including Energy Harbor; (iii) actions by credit ratings agencies; (iv) the severity, magnitude and duration of extreme weather events, contingencies and uncertainties relating thereto, most of which are difficult to predict and many of which are beyond our control, and the resulting effects on our results of operations, financial condition and cash flows; and (v) those additional risks and factors discussed in reports filed with the Securities and Exchange Commission by Vistra from time to time, including the uncertainties and risks discussed in the sections entitled “Risk Factors” and “Forward-Looking Statements” in Vistra’s annual report on Form 10-K for the year ended December 31, 2023, and subsequently filed quarterly reports on Form 10-Q.

Any forward-looking statement speaks only at the date on which it is made, and except as may be required by law, Vistra will not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible to predict all of them; nor can Vistra assess the impact of each such factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.

Vistra – Press Release

Nov. 7, 2024, Page 6

VISTRA CORP. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited) (Millions of Dollars)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Operating revenues	$6,288	$4,086	$13,187	$11,701
Fuel, purchased power costs and delivery fees	(2,207)	(2,109)	(5,520)	(5,754)
Operating costs	(616)	(411)	(1,742)	(1,277)
Depreciation and amortization	(466)	(375)	(1,306)	(1,109)
Selling, general and administrative expenses	(411)	(357)	(1,137)	(953)
Impairment of long-lived assets	—	—	—	(49)

Operating income	2,588	834	3,482	2,559
Other income	139	32	292	174
Other deductions	(3)	(3)	(10)	(9)
Interest expense and related charges	(332)	(143)	(743)	(450)
Impacts of Tax Receivable Agreement	—	(49)	(5)	(128)

Net income before income taxes	2,392	671	3,016	2,146
Income tax expense	(555)	(169)	(694)	(470)

Net income	$1,837	$502	$2,322	$1,676
Net (income) loss attributable to noncontrolling interest	51	—	(104)	1

Net income attributable to Vistra	$1,888	$502	$2,218	$1,677
Cumulative dividends attributable to preferred stock	(48)	(37)	(144)	(112)

Net income attributable to Vistra common stock	$1,840	$465	$2,074	$1,565

Vistra – Press Release

Nov. 7, 2024, Page 7

VISTRA CORP. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited) (Millions of Dollars)
	Nine Months Ended September 30,
	2024	2023
Cash flows — operating activities:
Net income	$2,322	$1,676
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	1,891	1,442
Deferred income tax expense, net	666	437
Gain on sale of land	—	(95)
Impairment of long-lived assets	—	49
Unrealized net gain from mark-to-market valuations of commodities	(1,725)	(855)
Unrealized net (gain) loss from mark-to-market valuations of interest rate swaps	26	(65)
Unrealized net gain from nuclear decommissioning trusts	(133)	—
Asset retirement obligation accretion expense	84	26
Impacts of Tax Receivable Agreement	5	128
Gain on TRA repurchase and tender offers	(10)	—
Bad debt expense	132	131
Stock-based compensation	76	63
Other, net	(9)	39
Changes in operating assets and liabilities:
Margin deposits, net	855	2,271
Accrued interest	11	(47)
Accrued taxes	(40)	(38)
Accrued employee incentive	(78)	(23)
Other operating assets and liabilities	(863)	(567)

Cash provided by operating activities	3,210	4,572

Cash flows — investing activities:
Capital expenditures, including nuclear fuel purchases and LTSA prepayments	(1,648)	(1,262)
Energy Harbor acquisition (net of cash acquired)	(3,065)	—
Proceeds from sales of nuclear decommissioning trust fund securities	1,573	478
Investments in nuclear decommissioning trust fund securities	(1,590)	(495)
Proceeds from sales of environmental allowances	147	59
Purchases of environmental allowances	(511)	(277)
Proceeds from sale of property, plant and equipment, including nuclear fuel	137	111
Other, net	(2)	4

Cash used in investing activities	(4,959)	(1,382)

Cash flows — financing activities:
Issuances of long-term debt	2,200	1,750
Repayments/repurchases of debt	(2,269)	(21)
Net borrowings (repayments) under accounts receivable financing	750	(425)
Borrowings under Revolving Credit Facility	50	100
Repayments under Revolving Credit Facility	(50)	(350)
Borrowings under Commodity-Linked Facility	1,802	—
Repayments under Commodity-Linked Facility	(1,802)	(400)
Debt issuance costs	(32)	(29)
Stock repurchases	(1,021)	(866)

Vistra – Press Release

Nov. 7, 2024, Page 8

VISTRA CORP. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited) (Millions of Dollars)
	Nine Months Ended September 30,
	2024	2023
Dividends paid to common stockholders	(230)	(228)
Dividends paid to preferred stockholders	(98)	(75)
Dividends paid to noncontrolling interest in subsidiary	(15)	—
TRA Repurchase and tender offer — return of capital	(122)	—
Other, net	(13)	54

Cash used in financing activities	(850)	(490)

Net change in cash, cash equivalents and restricted cash	(2,599)	2,700
Cash, cash equivalents and restricted cash — beginning balance	3,539	525

Cash, cash equivalents and restricted cash — ending balance	$940	$3,225

Vistra – Press Release

Nov. 7, 2024, Page 9

VISTRA CORP.

NON-GAAP RECONCILIATIONS - ADJUSTED EBITDA

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2024

(Unaudited) (Millions of Dollars)

	Retail	Texas	East	West	Sunset	Eliminations / Corp and Other	Ongoing Operations Consolidated	Asset Closure	Vistra Corp. Consolidated
Net income (loss)	$(1,226)	$3,249	$468	$153	$163	$(952)	$1,855	$(18)	$1,837
Income tax expense	—	—	—	—	—	555	555	—	555
Interest expense and related charges (a)	16	(11)	(8)	(1)	4	331	331	1	332
Depreciation and amortization (b)	31	181	318	22	20	17	589	—	589

EBITDA before Adjustments	(1,179)	3,419	778	174	187	(49)	3,330	(17)	3,313
Unrealized net (gain) loss resulting from hedging transactions	1,275	(2,705)	(239)	(101)	(83)	—	(1,853)	(2)	(1,855)
Fresh start/purchase accounting impacts	1	1	(4)	—	—	—	(2)	—	(2)
Non-cash compensation expenses	—	—	—	—	—	23	23	—	23
Transition and merger expenses	—	1	1	—	—	23	25	—	25
Decommissioning-related activities (c)	—	7	(73)	—	2	—	(64)	—	(64)
ERP system implementation expenses	1	1	—	—	—	—	2	1	3
Other, net	4	(2)	1	3	(1)	(22)	(17)	1	(16)

Adjusted EBITDA	$102	$722	$464	$76	$105	$(25)	$1,444	$(17)	$1,427

(a)	Includes $84 million of unrealized mark-to-market net losses on interest rate swaps.

(b)	Includes nuclear fuel amortization of $28 million and $95 million, respectively, in the Texas and East segments.

(c)	Represents net of all NDT income (loss) of the PJM nuclear facilities, ARO accretion expense for operating assets and ARO remeasurement impacts for operating assets.

Vistra – Press Release

Nov. 7, 2024, Page 10

VISTRA CORP.

NON-GAAP RECONCILIATIONS - ADJUSTED EBITDA

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2024

(Unaudited) (Millions of Dollars)

	Retail	Texas	East	West	Sunset	Eliminations / Corp and Other	Ongoing Operations Consolidated	Asset Closure	Vistra Corp. Consolidated
Net income (loss)	$232	$2,327	$693	$430	$296	$(1,592)	$2,386	$(64)	$2,322
Income tax expense	—	—	—	—	—	694	694	—	694
Interest expense and related charges (a)	38	(33)	(7)	(1)	3	740	740	3	743
Depreciation and amortization (b)	85	498	820	64	58	50	1,575	—	1,575

EBITDA before Adjustments	355	2,792	1,506	493	357	(108)	5,395	(61)	5,334
Unrealized net (gain) loss resulting from hedging transactions	489	(1,452)	(404)	(308)	(42)	—	(1,717)	(8)	(1,725)
Purchase accounting impacts	—	1	(10)	—	2	(14)	(21)	—	(21)
Impacts of Tax Receivable Agreement (c)	—	—	—	—	—	(5)	(5)	—	(5)
Non-cash compensation expenses	—	—	—	—	—	76	76	—	76
Transition and merger expenses	2	1	7	—	—	75	85	—	85
Decommissioning-related activities (d)	—	17	(116)	1	6	—	(92)	—	(92)
ERP system implementation expenses	7	6	3	1	2	—	19	2	21
Other, net	10	4	2	7	(7)	(85)	(69)	1	(68)

Adjusted EBITDA	$863	$1,369	$988	$194	$318	$(61)	$3,671	$(66)	$3,605

(a)	Includes $26 million of unrealized mark-to-market net losses on interest rate swaps.
(b)	Includes nuclear fuel amortization of $80 million and $189 million, respectively, in Texas and East segments.
(c)	Includes $10 million gain recognized on the repurchase of TRA Rights in the nine months ended September 30, 2024.
(d)	Represents net of all NDT income (loss) of the PJM nuclear facilities, ARO accretion expense for operating assets and ARO remeasurement impacts for operating assets.

Vistra – Press Release

Nov. 7, 2024, Page 11

VISTRA CORP.

NON-GAAP RECONCILIATIONS - ADJUSTED EBITDA

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2023

(Unaudited) (Millions of Dollars)

	Retail	Texas	East	West	Sunset	Eliminations / Corp and Other	Ongoing Operations Consolidated	Asset Closure	Vistra Corp. Consolidated
Net income (loss)	$245	$438	$29	$264	$(44)	$(413)	$519	$(17)	$502
Income tax expense	—	—	—	—	—	169	169	—	169
Interest expense and related charges (a)	2	(5)	—	—	—	145	142	1	143
Depreciation and amortization (b)	26	158	161	22	16	18	401	—	401

EBITDA before Adjustments	273	591	190	286	(28)	(81)	1,231	(16)	1,215
Unrealized net (gain) loss resulting from hedging transactions	(97)	356	125	(203)	110	—	291	(8)	283
Impacts of Tax Receivable Agreement	—	—	—	—	—	49	49	—	49
Non-cash compensation expenses	—	—	—	—	—	21	21	—	21
Transition and merger expenses	—	—	—	—	—	22	22	—	22
PJM capacity performance default (c)	—	—	(3)	—	4	—	1	—	1
Winter Storm Uri impacts (d)	(8)	1	—	—	—	—	(7)	—	(7)
Other, net	5	2	3	4	16	(25)	5	—	5

Adjusted EBITDA	$173	$950	$315	$87	$102	$(14)	$1,613	$(24)	$1,589

(a)	Includes $43 million of unrealized mark-to-market net gains on interest rate swaps.
(b)	Includes nuclear fuel amortization of $26 million in Texas segment.
(c)	Represents change in estimate of anticipated market participant defaults on PJM capacity performance penalties due to extreme magnitude of penalties associated with Winter Storm Elliott.
(d)	Includes the application of bill credits to large commercial and industrial customers that curtailed their usage during Winter Storm Uri.

Vistra – Press Release

Nov. 7, 2024, Page 12

VISTRA CORP.

NON-GAAP RECONCILIATIONS - ADJUSTED EBITDA

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2023

(Unaudited) (Millions of Dollars)

	Retail	Texas	East	West	Sunset	Eliminations / Corp and Other	Ongoing Operations Consolidated	Asset Closure	Vistra Corp. Consolidated
Net income (loss)	$462	$396	$1,049	$481	$442	$(1,177)	$1,653	$23	$1,676
Income tax expense	—	—	1	—	—	469	470	—	470
Interest expense and related charges (a)	19	(15)	—	(8)	2	448	446	4	450
Depreciation and amortization (b)	78	458	488	56	45	52	1,177	—	1,177

EBITDA before Adjustments	559	839	1,538	529	489	(208)	3,746	27	3,773
Unrealized net (gain) loss resulting from hedging transactions	114	703	(1,024)	(338)	(278)	—	(823)	(32)	(855)
Impacts of Tax Receivable Agreement	—	—	—	—	—	128	128	—	128
Non-cash compensation expenses	—	—	—	—	—	63	63	—	63
Transition and merger expenses	(2)	1	—	—	1	39	39	—	39
Impairment of long-lived assets	—	—	—	—	49	—	49	—	49
PJM capacity performance default impacts (c)	—	—	3	—	6	—	9	—	9
Winter Storm Uri impacts (d)	(46)	2	—	—	—	—	(44)	—	(44)
Other, net	17	(5)	9	5	38	(57)	7	(1)	6

Adjusted EBITDA	$642	$1,540	$526	$196	$305	$(35)	$3,174	$(6)	$3,168

(a)	Includes $65 million of unrealized mark-to-market net gains on interest rate swaps.
(b)	Includes nuclear fuel amortization of $68 million in Texas segment.
(c)	Represents estimate of anticipated market participant defaults or settlements on initial PJM capacity performance penalties due to extreme magnitude of penalties associated with Winter Storm Elliott.
(d)

Adjusted EBITDA impacts of Winter Storm Uri reflects the application of bill credits to large commercial and industrial customers that curtailed their usage during Winter Storm Uri and a reduction in the allocation of ERCOT default uplift charges which were expected to be paid over several decades under protocols existing at the time of the storm.

Vistra – Press Release

Nov. 7, 2024, Page 13

VISTRA CORP. - NON-GAAP RECONCILIATIONS 2024 GUIDANCE1

(Unaudited) (Millions of Dollars)

	Ongoing Operations		Asset Closure		Vistra Corp. Consolidated
	Low	High	Low	High	Low	High
Net income (loss)	$2,750	$2,910	$(80)	$(80)	$2,670	$2,830
Income tax expense	740	780	—	—	740	780
Interest expense and related charges (a)	980	980	—	—	980	980
Depreciation and amortization (b)	2,160	2,160	—	—	2,160	2,160
EBITDA before Adjustments	$6,630	$6,830	$(80)	$(80)	$6,550	$6,750

Unrealized net (gain) loss resulting from hedging transactions	(1,663)	(1,663)	(9)	(9)	(1,672)	(1,672)
Fresh start/purchase accounting impacts	(27)	(27)	—	—	(27)	(27)
Non-cash compensation expenses	101	101	—	—	101	101
Transition and merger expenses	117	117	—	—	117	117
Decommissioning-related activities (c)	(83)	(83)	—	—	(83)	(83)
ERP system implementation expenses	31	31	—	—	31	31
Interest income	(73)	(73)	—	—	(73)	(73)
Other, net	(33)	(33)	4	4	(29)	(29)
Adjusted EBITDA guidance	$5,000	$5,200	$(85)	$(85)	$4,915	$5,115

1	Regulation G Table 2024 Guidance prepared as of November 7, 2024, based on market curves as of November 4, 2024. Guidance excludes any potential benefit from the nuclear production tax credit.
(a)	Includes unrealized (gain) / loss on interest rate swaps of $20 million.
(b)	Includes nuclear fuel amortization of $368 million.
(c)	Represents net of all NDT income (loss) of the PJM nuclear facilities, ARO accretion expense for operating assets and ARO remeasurement impacts for operating assets.

Vistra – Press Release

Nov. 7, 2024, Page 14

VISTRA CORP. - NON-GAAP RECONCILIATIONS 2024 GUIDANCE1

(Unaudited) (Millions of Dollars)

	Ongoing Operations		Asset Closure		Vistra Corp. Consolidated
	Low	High	Low	High	Low	High
Cash provided by (used in) operating activities	$4,311	$4,511	$(146)	$(146)	$4,165	$4,365

Capital expenditures including nuclear fuel purchases and LTSA prepayments	(1,206)	(1,206)	—	—	(1,206)	(1,206)
Solar and storage development expenditures	(707)	(707)	—	—	(707)	(707)
Other growth expenditures	(165)	(165)	—	—	(165)	(165)
Acquisitions	(3,065)	(3,065)	—	—	(3,065)	(3,065)
(Purchase)/sale of environmental allowances	(701)	(701)	—	—	(701)	(701)
Sale of transferable investment tax credits	160	160	—	—	160	160
Other net investing activities	(22)	(22)	—	—	(22)	(22)
Free cash flow	$(1,395)	$(1,195)	$(146)	$(146)	$(1,541)	$(1,341)

Working capital and margin deposits	(508)	(508)	—	—	(508)	(508)
Solar and storage development expenditures	707	707	—	—	707	707
Other growth expenditures	165	165	—	—	165	165
Acquisitions	3,065	3,065	—	—	3,065	3,065
Accrued environmental allowances	(327)	(327)	—	—	(327)	(327)
Purchase/(sale) of environmental allowances	701	701	—	—	701	701
Transition and merger expenses	193	193	1	1	194	194
ERP implementation expenditures	49	49	—	—	49	49
Adjusted free cash flow before growth guidance	$2,650	$2,850	$(145)	$(145)	$2,505	$2,705

1	Regulation G Table 2024 Guidance prepared as of November 7, 2024, based on market curves as of November 4, 2024. Guidance excludes any potential benefit from the nuclear production tax credit.

Vistra – Press Release

Nov. 7, 2024, Page 15

VISTRA CORP. - NON-GAAP RECONCILIATIONS 2025 GUIDANCE1

(Unaudited) (Millions of Dollars)

	Ongoing Operations		Asset Closure		Vistra Corp. Consolidated
	Low	High	Low	High	Low	High
Net income (loss)	$2,310	$2,780	$(90)	$(90)	$2,220	$2,690
Income tax expense	620	750	—	—	620	750
Interest expense and related charges (a)	1,070	1,070	—	—	1,070	1,070
Depreciation and amortization (b)	2,180	2,180	—	—	2,180	2,180
EBITDA before Adjustments	$6,180	$6,780	$(90)	$(90)	$6,090	$6,690

Unrealized net (gain) loss resulting from hedging transactions	(872)	(872)	(2)	(2)	(874)	(874)
Fresh start/purchase accounting impacts	(5)	(5)	—	—	(5)	(5)
Non-cash compensation expenses	135	135	—	—	135	135
Transition and merger expenses	35	35	—	—	35	35
Decommissioning-related activities (c)	48	48	—	—	48	48
ERP system implementation expenses	11	11	—	—	11	11
Interest income	(45)	(45)	—	—	(45)	(45)
Other, net	13	13	2	2	15	15
Adjusted EBITDA guidance	$5,500	$6,100	$(90)	$(90)	$5,410	$6,010

1	Regulation G Table 2025 Guidance prepared as of November 7, 2024, based on market curves as of November 4, 2024. Guidance excludes any potential benefit from the nuclear production tax credit.
(a)	Includes $111 million interest on redeemable noncontrolling interest repurchase obligation
(b)	Includes nuclear fuel amortization of $412 million
(c)	Represents net of all NDT income (loss) of the PJM nuclear facilities, ARO accretion expense for operating assets and ARO remeasurement impacts for operating assets.

Vistra – Press Release

Nov. 7, 2024, Page 16

VISTRA CORP. - NON-GAAP RECONCILIATIONS 2025 GUIDANCE1

(Unaudited) (Millions of Dollars)

	Ongoing Operations		Asset Closure		Vistra Corp. Consolidated
	Low	High	Low	High	Low	High
Cash provided by (used in) operating activities	$4,630	$5,230	$(190)	$(190)	$4,440	$5,040

Capital expenditures including nuclear fuel purchases and LTSA prepayments	(1,221)	(1,221)	—	—	(1,221)	(1,221)
Solar and storage development expenditures	(736)	(736)	—	—	(736)	(736)
Other growth expenditures	(318)	(318)	—	—	(318)	(318)
(Purchase)/sale of environmental allowances	15	15	—	—	15	15
Other net investing activities	(20)	(20)	—	—	(20)	(20)
Free cash flow	$2,350	$2,950	$(190)	$(190)	$2,160	$2,760

Working capital and margin deposits	(74)	(74)	—	—	(74)	(74)
Solar and storage development expenditures	736	736	—	—	736	736
Other growth expenditures	318	318	—	—	318	318
Accrued environmental allowances	(521)	(521)	—	—	(521)	(521)
Purchase/(sale) of environmental allowances	(15)	(15)	—	—	(15)	(15)
Transition and merger expenses	56	56	—	—	56	56
Interest on noncontrolling interest repurchase obligation	111	111	—	—	111	111
ERP implementation expenditures	39	39	—	—	39	39
Adjusted free cash flow before growth guidance	$3,000	$3,600	$(190)	$(190)	$2,810	$3,410

1	Regulation G Table 2025 Guidance prepared as of November 7, 2024, based on market curves as of November 4, 2024. Guidance excludes any potential benefit from the nuclear production tax credit.